Exhibit 10.6

BRIDGECREST LENDING AUTO SECURITIZATION GRANTOR TRUST 2026-1

AMENDED AND RESTATED
TRUST AGREEMENT

between

BRIDGECREST LENDING AUTO SECURITIZATION TRUST 2026-1,
as the Grantor

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Grantor Trust Trustee

Dated as of January 28, 2026

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TABLE OF CONTENTS

(continued)

Exhibit A – Form of Grantor Trust Certificate

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This AMENDED AND RESTATED TRUST AGREEMENT is made as of January 28, 2026 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement” or this “Grantor Trust Agreement”) between BRIDGECREST LENDING AUTO SECURITIZATION TRUST 2026-1, a Delaware statutory trust, as grantor (the “Grantor”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as grantor trust trustee (not in its individual capacity but solely in its capacity as grantor trust trustee, together with its successors and assigns in such capacity, the “Grantor Trust Trustee”, and in its individual capacity, together with its successors and assigns in such capacity and any other Person that may serve as Grantor Trust Trustee, “Wilmington Trust”).

RECITALS

WHEREAS, the Grantor and the Grantor Trust Trustee entered into that certain trust agreement dated as of December 2, 2025 (the “Original Grantor Trust Agreement”) and filed a certificate of trust (the “Grantor Trust Certificate of Trust”) with the Secretary of State of the State of Delaware (the “Secretary of State”), pursuant to which the Grantor Trust (as defined below) was created; and

WHEREAS, in connection with the issuance of the Notes and Certificates, the parties have agreed to amend and restate the Original Grantor Trust Agreement;

NOW THEREFORE, IN CONSIDERATION of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Capitalized Terms. Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A to the Sale and Servicing Agreement dated as of the date hereof (as from time to time amended, restated, supplemented or otherwise modified and in effect, the “Sale and Servicing Agreement”) between the Grantor, as issuer, the Grantor Trust, the Seller, the Servicer and Computershare Trust Company, National Association, as standby servicer and as indenture trustee.

SECTION 1.2. Other Interpretive Provisions. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control); (b) terms defined in Article 9 of the UCC as in effect in the State of Delaware and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; and (i) unless the context otherwise requires, defined terms shall be equally applicable to both the singular and plural forms.

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ARTICLE II

ORGANIZATION

SECTION 2.1. Name. The trust created under the Original Grantor Trust Agreement and continued hereby shall be known as “Bridgecrest Lending Auto Securitization Grantor Trust 2026-1” (the “Grantor Trust”), in which name the Grantor Trust Trustee, the Administrator or the Servicer (to the extent set forth in the Transaction Documents) each shall have the power and authority to, and each is hereby authorized and empowered to, and may, conduct the business of such trust, make and execute contracts and other instruments on behalf of such trust and sue and be sued.

SECTION 2.2. Office. The office of the Grantor Trust shall be in care of the Grantor Trust Trustee at the Corporate Trust Office or at such other address as the Grantor Trust Trustee may designate by written notice to the Grantor Trust Certificateholders, the Grantor and the Administrator.

SECTION 2.3. Purposes and Powers. The purpose of the Grantor Trust is, and the Grantor Trust shall have the power and authority and is hereby authorized and empowered, without the need for further action on the part of the Grantor to engage in the following activities:

(a)            to issue the Grantor Trust Certificates pursuant to this Agreement;

(b)           to make distributions to the Grantor Trust Certificateholders;

(c)            to sell, transfer and exchange the Grantor Trust Certificates to the Grantor;

(d)            to acquire and hold the Grantor Trust Estate;

(e)            to assign, Grant, transfer, pledge, mortgage and convey the Grantor Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Grantor Trust Certificateholders any portion of the Grantor Trust Estate released from the lien of, and remitted to the Grantor Trust pursuant to, the Indenture;

(f)            to enter into the Transaction Documents to which it is a party and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party;

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(g)            to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including entering into an accession agreement; and

(h)           subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Grantor Trust Estate and the making of distributions to the Grantor Trust Certificateholders and payments to the Noteholders.

Each of the Grantor Trust Trustee and the Administrator, as applicable, shall have the power and authority to, and each is hereby authorized and empowered in the name and on behalf of the Grantor Trust to engage in the foregoing activities. Neither the Grantor Trust nor any Person acting on behalf of the Grantor Trust shall engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Transaction Documents.

SECTION 2.4. Appointment of the Grantor Trust Trustee. The Grantor hereby appoints the Grantor Trust Trustee as trustee of the Grantor Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein. The Grantor Trust Trustee accepts such appointment.

SECTION 2.5. Declaration of Trust. The Grantor Trust Trustee hereby declares that it will hold the Grantor Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Grantor Trust Certificateholders, subject to the obligations of the Grantor Trust under the Transaction Documents. It is the intention of the parties hereto that the Grantor Trust constitute a statutory trust under the Statutory Trust Statute and that this Agreement constitute the governing instrument of such statutory trust. It is the intention of the parties hereto that, solely for United States federal income or state and local income, franchise and value added tax purposes, the Grantor Trust will be classified as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code. The parties agree that, unless otherwise required by appropriate tax authorities, the Grantor Trust will not file or cause to be filed annual or other necessary returns, reports or other forms consistent with the characterization of the Grantor Trust as an entity other than a grantor trust. The parties further agree, unless otherwise required by appropriate taxing authorities or by law, not to take any action or, direct any other party to take any action, inconsistent therewith, including, but not limited to, modifying, or directing any other party to modify, the terms of a Receivable unless the modification is a Permitted Modification. In furtherance of the foregoing, (i) the purpose of the Grantor Trust shall be to protect and conserve the assets of the Grantor Trust, and the Grantor Trust shall not at any time engage in or carry on any kind of business for United States federal income tax purposes or any kind of commercial activity and (ii) the Grantor Trust and Grantor Trust Trustee (and any agent of either person) shall take, or refrain from taking, all such action as is necessary to maintain the status of the Grantor Trust as a grantor trust for United States federal income tax purposes. Notwithstanding anything to the contrary in this Agreement or otherwise, neither the Grantor Trust nor the Grantor Trust Trustee (nor any agent of either person) shall (1) acquire any assets or dispose of any portion of the Grantor Trust other than pursuant to the specific provisions of this Agreement and the other Transaction Documents, (2) vary the investment of the Grantor Trust Certificateholders within the meaning of Treasury Regulation Section 301.7701-4(c) or (3) substitute new investments or reinvest so as to enable the Grantor Trust to take advantage of variations in the market to improve the investment of any Grantor Trust Certificateholder. The provisions of this Agreement shall be interpreted consistently with and to further this intention of the parties. No election will be made by or on behalf of the Grantor Trust to be classified as an association taxable as a corporation for United States federal income tax purposes. Effective as of the date hereof, the Grantor Trust Trustee shall have all rights, powers and duties set forth herein and, to the extent not inconsistent herewith, in the Statutory Trust Statute with respect to accomplishing the purposes of the Grantor Trust. It is the intention of the parties hereto that except as expressly stated herein, the affairs of the Grantor Trust shall be managed by the Administrator pursuant to the Administration Agreement. The Grantor Trust Certificate of Trust was heretofore filed with the Secretary of State as required by Section 3810(a) of the Statutory Trust Statute, such filing hereby being ratified and approved in all respects and the Owner Trustee shall have power and authority, and is hereby authorized and empowered, to execute, deliver and file any other certificate required under the Statutory Trust Statute to be filed with the Secretary of State. Notwithstanding anything herein or in the Statutory Trust Statute to the contrary, it is the intention of the parties hereto that (i) the Grantor Trust constitute a “business trust” within the meaning of Section 101(9)(A)(v) of the Bankruptcy Code and (ii) the Grantor Trust be and remain a separate legal entity under Delaware law.

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SECTION 2.6. Organizational Expenses; Liabilities of the Holders.

(a)            The Servicer shall pay organizational expenses of the Grantor Trust as they may arise.

(b)            No Grantor Trust Certificateholder (including the Grantor if the Grantor becomes a Grantor Trust Certificateholder) shall have any personal liability for any liability or obligation of the Grantor Trust.

SECTION 2.7. Title to the Grantor Trust Estate. Legal title to all the Grantor Trust Estate shall be vested at all times in the Grantor Trust as a separate legal entity.

SECTION 2.8. Representations and Warranties of the Grantor. The Grantor hereby represents and warrants to the Grantor Trust Trustee that:

(a)            Existence and Power. The Grantor is a Delaware statutory trust validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, full power and authority required to own its assets and operate its business as presently owned or operated, and to execute, to deliver and to perform its obligations under the Transaction Documents to which it is a party. The Grantor has obtained all necessary licenses and approvals in each jurisdiction where it does business and where the failure to do so would materially and adversely affect the ability of the Grantor to perform its obligations under the Transaction Documents to which it is a party.

(b)            Authorization and No Contravention. The execution, delivery and performance by the Grantor of each Transaction Document to which it is a party (i) have been duly authorized by all necessary action on the part of the Grantor and (ii) to its knowledge, do not violate or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational documents or (C) any material indenture or material agreement to which the Grantor is a party or by which its properties are bound (other than violations of such laws, rules, regulations, organizational documents, indentures, agreements or documents which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Grantor’s ability to perform its obligations under, the Transaction Documents to which it is a party).

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(c)            No Consent Required. No approval, authorization or other action by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Grantor of any Transaction Document other than UCC filings and other than (i) approvals and authorizations that have previously been obtained and filings which have previously been made and (ii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the ability of the Grantor to perform its obligations under the Transaction Documents to which it is a party.

(d)            Binding Effect. Each of the Transaction Documents to which the Grantor is a party constitutes the legal, valid and binding obligation of the Grantor enforceable against the Grantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally and, if applicable the rights of creditors of statutory trusts from time to time in effect or by general principles of equity or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

(e)            No Proceedings. There are no actions, orders, suits or proceedings pending or, to the knowledge of the Grantor, threatened against the Grantor before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents or (iii) seek any determination or ruling that would materially and adversely affect the performance by the Grantor of its obligations under this Agreement or any of the other Transaction Documents.

(f)            Compliance with Withholding Tax Rules. To the best of the Administrator’s knowledge, as of the date hereof, no amounts are required to be deducted or withheld pursuant to FATCA with respect to payments to be made to the Grantor Trust Certificateholders hereunder or under the Sale and Servicing Agreement. If the Administrator on behalf of the Grantor has actual knowledge that withholding tax under FATCA applies with respect to one or more payments on a Grantor Trust Certificate, the Administrator on behalf of the Grantor will notify the Grantor Trust Trustee of such fact.

SECTION 2.9. Situs of Grantor Trust. The Grantor Trust shall be located in the State of Delaware (it being understood that the Grantor Trust may have bank accounts located and maintained outside of Delaware).

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SECTION 2.10. Covenants of the Grantor Trust Certificateholders. Each Grantor Trust Certificateholder, by becoming an owner of a Grantor Trust Certificate and beneficial owner of the Grantor Trust, hereby acknowledges and agrees (a) that the Grantor Trust Certificateholder is subject to the terms, provisions and conditions of the Grantor Trust Certificate and this Agreement, to which the Grantor Trust Certificateholder agrees to be bound, and (b) that it shall not take any position in such Grantor Trust Certificateholder’s tax returns inconsistent with Section 2.5 herein.

ARTICLE III

GRANTOR TRUST CERTIFICATES AND
TRANSFER OF GRANTOR TRUST CERTIFICATES

SECTION 3.1. Initial Ownership. Upon the formation of the Grantor Trust and until the issuance of the Grantor Trust Certificates, the Grantor shall be the sole beneficiary of the Grantor Trust, and upon the issuance of the Grantor Trust Certificates, the Grantor will no longer be a beneficiary of the Grantor Trust, except to the extent that the Grantor is a Grantor Trust Certificateholder.

SECTION 3.2. Authorization of the Grantor Trust Certificates. On the date hereof, the Grantor Trust Trustee, at the written direction of the Grantor, shall execute, in the name and on behalf of the Grantor Trust, and the Grantor Trust Certificate Registrar shall authenticate and deliver to the Indenture Trustee, in definitive form, a single Grantor Trust Certificate, to be held by the Indenture Trustee (who shall be entitled to the same rights, benefits and protections of the Indenture Trustee under the Indenture mutatis mutandis). The Certificates shall in the aggregate represent 100% of the Grantor Trust Percentage Interest in the Grantor Trust and shall be fully paid and nonassessable.

SECTION 3.3. Registration of the Grantor Trust Certificates. The Grantor Trust Trustee, in its capacity as “Grantor Trust Certificate Registrar” (the “Grantor Trust Certificate Registrar”) shall maintain at its Corporate Trust Office, or at the office of any agent appointed by it and approved in writing by the Grantor Trust Certificateholders at the time of such appointment, a register (the “Grantor Trust Certificate Register”) for the registration and transfer of any Grantor Trust Certificate. Prior to the due presentment for registration of transfer of any Grantor Trust Certificate, the Grantor Trust Trustee and the Grantor Trust Certificate Registrar or any agent of the Grantor Trust Trustee or the Grantor Trust Certificate Registrar shall treat the Person in whose name any Grantor Trust Certificate is registered (as of the applicable Record Date) as the owner of such Grantor Trust Certificate for the purpose of receiving distributions on such Grantor Trust Certificate and for all other purposes whatsoever. For the avoidance of doubt, a Grantor Trust Certificate is not negotiable, and the records maintained by the Grantor Trust Certificate Registrar in the Grantor Trust Certificate Register with respect to each Grantor Trust Certificate and its related registered owner are intended to cause the Grantor Trust Certificates to be issued in registered form, within the meaning of Treasury Regulation Sections 5f.103-1(c) (and any successor provision) and 1.871-14, and shall record the Grantor Trust Percentage Interest evidenced by each Grantor Trust Certificate. The entries in the Grantor Trust Certificate Register shall be conclusive absent manifest error.

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SECTION 3.4. Transfer of the Grantor Trust Certificates.

(a)            To the fullest extent permitted by applicable law, the sole Grantor Trust Certificateholder shall be the Grantor. Subject to the foregoing, a Grantor Trust Certificateholder may assign, convey or otherwise transfer all or any of its right, title and interest in the related Grantor Trust Certificate, subject to the restrictions set forth herein. Without limiting the foregoing, the Grantor may Grant the Grantor Trust Certificate to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders.

By accepting and holding a Grantor Trust Certificate, the holder thereof (and, if the holder is a Plan, its fiduciary) shall be deemed to have represented and warranted that it is not, and is not acquiring and will not hold the Grantor Trust Certificate on behalf of or with any assets of, a Benefit Plan or Plan that is subject to Similar Law. Subject to the transfer restrictions contained herein and in the Grantor Trust Certificate, each Grantor Trust Certificateholder may transfer all or any portion of the Grantor Trust Percentage Interest evidenced by such Grantor Trust Certificate upon delivery to the Grantor Trust Certificate Registrar of the documents required by this Section 3.4. Such transfer may be made by a registered Grantor Trust Certificateholder in person or by such Grantor Trust Certificateholder’s attorney duly authorized in writing upon surrender of such Grantor Trust Certificate to the Grantor Trust Certificate Registrar accompanied by any documentation as may be required by the Grantor Trust Certificate Registrar or the Grantor Trust Trustee, including without limitation to comply with Applicable Law (as defined in Section 7.7). Promptly upon the receipt of such documents and receipt by the Grantor Trust Certificate Registrar of the transferor’s Grantor Trust Certificate, the Grantor Trust Certificate Registrar shall record the name of such transferee as a Grantor Trust Certificateholder and its Grantor Trust Percentage Interest in the Grantor Trust Certificate Register, and shall so notify the Grantor Trust Trustee, whereupon the Grantor Trust Trustee shall execute, in the name of and on behalf of the Grantor Trust, and the Grantor Trust Certificate Registrar shall authenticate and deliver to such Grantor Trust Certificateholder a Grantor Trust Certificate evidencing such Grantor Trust Percentage Interest. As a condition precedent to any registration of transfer under this Section 3.4, the Grantor Trust Certificate Registrar may require the payment of a sum sufficient to cover the payment of any expense, tax or other governmental charges required to be paid in connection with such transfer. In the event a transferor transfers only a portion of its Grantor Trust Percentage Interest, the Grantor Trust Trustee shall execute, in the name of and on behalf of the Grantor Trust, and the Grantor Trust Certificate Registrar shall register, authenticate and deliver to such transferor, a new Grantor Trust Certificate evidencing such transferor’s new Grantor Trust Percentage Interest. Subsequent to a transfer and upon the issuance of a new Grantor Trust Certificate or Grantor Trust Certificates, the Grantor Trust Certificate Registrar shall cancel and destroy the Grantor Trust Certificate surrendered to it in connection with such transfer. Unless otherwise provided under applicable law, the Grantor Trust Trustee, the Grantor Trust Certificate Registrar and the Indenture Trustee shall treat the Person in whose name any Grantor Trust Certificate is registered as the sole owner of the beneficial interest in the Grantor Trust evidenced by such Grantor Trust Certificate, without regard to any notice to the contrary.

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The Grantor Trust Certificateholder represents and warrants that it is a “United States person” as defined in Section 7701(a)(30) of the Code and the Administrator agrees to provide the Grantor Trust Trustee and any relevant intermediary with a correct, complete and properly executed Internal Revenue Service Form W-9 (or applicable successor form) for the Grantor Trust Certificateholder.

(b)            Each Grantor Trust Certificateholder shall deliver Tax Information to the Grantor Trust Trustee and the Administrator on or prior to the date on which such Grantor Trust Certificateholder becomes a Grantor Trust Certificateholder under this Agreement and from time to time thereafter if such Tax Information becomes incorrect or obsolete, as otherwise prescribed by applicable law or upon the request of the Grantor Trust Trustee or the Administrator.

(c)            If (1) a transfer or attempted or purported transfer of any Grantor Trust Certificate or interest therein was consummated in compliance with the provisions of this Section 3.4 on the basis of a materially incorrect certification from the transferor or purported transferee, or (2) the Grantor Trust Certificateholder of any Grantor Trust Certificate or interest therein is in material breach of any representation or agreement set forth in any Grantor Trust Certificate or any deemed representation or agreement of such Grantor Trust Certificateholder, the Grantor Trust Certificate Registrar, upon actual knowledge of such circumstances, will not register such attempted or purported transfer and, if a transfer has been registered, such transfer shall be absolutely null and void ab initio and shall not operate to transfer any rights to the purported transferee (such purported transferee, a “Disqualified Transferee”) and the last preceding Grantor Trust Certificateholder of such Grantor Trust Certificateholder that was not a Disqualified Transferee shall be restored to all rights as a Grantor Trust Certificateholder thereof retroactively to the date of the purported transfer of such Grantor Trust Certificate by such Grantor Trust Certificateholder.

(d)            If (i) any mutilated Grantor Trust Certificate is surrendered to the Grantor Trust Certificate Registrar, or (ii) the Grantor Trust Certificate Registrar receives evidence to its satisfaction that any Grantor Trust Certificate has been destroyed, lost or stolen, and upon proof of ownership satisfactory to the Grantor Trust Certificate Registrar together with such security or indemnity as may be requested by the Grantor Trust Trustee, the Indenture Trustee and the Grantor Trust Certificate Registrar to save them harmless, the Grantor Trust Trustee shall execute, in the name of and on behalf of the Grantor Trust, and the Grantor Trust Certificate Registrar shall authenticate and deliver, a new Grantor Trust Certificate for the same Grantor Trust Percentage Interest as the Grantor Trust Certificate so mutilated, destroyed, lost or stolen, of like tenor and bearing a different issue number, with such notations, if any, as the Grantor Trust Certificate Registrar shall determine. Upon the issuance of any new Grantor Trust Certificate under this Section 3.4, the Grantor Trust, the Indenture Trustee, the Grantor Trust Certificate Registrar or the Grantor Trust Trustee may require the payment of a sum sufficient to cover any expense, tax or other governmental charge that may be imposed in connection with any transfer or exchange of the Grantor Trust Certificate and any other reasonable expenses (including the reasonable fees and expenses of the Grantor Trust, the Indenture Trustee, the Grantor Trust Certificate Registrar and the Grantor Trust Trustee) connected therewith. Any duplicate Grantor Trust Certificate issued pursuant to this Section 3.4 shall constitute complete and indefeasible evidence of ownership in the Grantor Trust, as if originally issued, whether or not the lost, stolen or destroyed Grantor Trust Certificate shall be found at any time.

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(e)            The Grantor Trust Certificate Registrar and the Grantor Trust Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Grantor Trust Agreement or under applicable law with respect to any transfer of any interest in any Grantor Trust Certificate (or interest therein) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Grantor Trust Agreement.

(f)            The transferee agrees that the Administrator and the Grantor Trust shall be fully protected in relying upon, and by acceptance of a Grantor Trust Certificate (or interest therein) it agrees to indemnify and hold the Administrator and the Grantor Trust harmless against all claims or liability of any kind arising in connection with or related to the Administrator’s and the Grantor Trust’s reliance upon, any information provided by it to the Administrator in accordance with the terms of this paragraph and any failure by it to provide any such information.

SECTION 3.5. Maintenance of Office or Agency. As long as any of the Grantor Trust Certificates remain outstanding, the Grantor Trust shall maintain an office or agency where Grantor Trust Certificates may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Grantor Trust in respect of the Grantor Trust Certificates and this Agreement may be served. The Grantor Trust hereby initially designates the Corporate Trust Office of the Grantor Trust Certificate Registrar for the purposes of surrendering Grantor Trust Certificates for registration or exchange of Grantor Trust Certificates, and the Corporate Trust Office of the Grantor Trust Trustee for all other purposes. The Grantor Trust shall give prompt written notice to the Grantor Trust Certificateholders, the Indenture Trustee, the Administrator and the Grantor Trust Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Grantor Trust shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee and the Grantor Trust Trustee with the address thereof, such surrenders, notices and demands may be made or served at the applicable Corporate Trust Office, and the Grantor Trust hereby appoints the Grantor Trust Trustee and the Administrator as its agents to receive all such surrenders, notices and demands.

SECTION 3.6. Furnishing of Documents. The Grantor Trust Trustee shall furnish to any Grantor Trust Certificateholder promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates and any other instruments furnished to the Grantor Trust Trustee under the Transaction Documents. The Grantor Trust Trustee shall have no duty or obligations to review, verify or confirm the reports or any information contained therein, and shall have no liability in connection therewith.

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ARTICLE IV

ACTIONS BY THE GRANTOR TRUST TRUSTEE

SECTION 4.1. Action by the Administrator with Respect to Certain Matters. The Grantor Trust Trustee shall not have the power, except upon written instructions signed by the Administrator and except as expressly provided in the Transaction Documents, to sell the Grantor Trust Estate after the termination of the Indenture in accordance with its terms.

SECTION 4.2. Action by the Grantor Trust Certificateholders with Respect to Bankruptcy.

(a)            The Grantor Trust shall not, without the prior written consent of the Grantor Trust Trustee and 100% of the Grantor Trust Certificateholders, commence a Bankruptcy Event with respect to the Grantor Trust. In considering whether to give or withhold written consent to the Bankruptcy Event by the Grantor Trust, the Grantor Trust Trustee, with the consent of the Grantor Trust Certificateholders, shall consider the interests of the Noteholders in addition to the interests of the Grantor Trust and whether the Grantor Trust is insolvent. The Grantor Trust Trustee shall have no duty to give such written consent to a Bankruptcy Event by the Grantor Trust if the Grantor Trust Trustee shall not have been furnished (at the expense of the Person that requested such letter be furnished to the Grantor Trust Trustee) a letter from an independent accounting firm of national reputation stating that in the opinion of such firm the Grantor Trust is then insolvent. The Grantor Trust Trustee (including in its individual capacity) shall not be personally liable to any Noteholder or Grantor Trust Certificateholder on account of the Grantor Trust Trustee’s good faith reliance on the provisions of this Section 4.2 and no Noteholder or Grantor Trust Certificateholder shall have any claim for breach of fiduciary duty or otherwise against the Grantor Trust Trustee (as such or in its individual capacity) for giving or withholding its consent to any such Bankruptcy Event.

(b)            The parties hereto stipulate and agree that no Grantor Trust Certificateholder has the power to commence any Bankruptcy Event on the part of the Grantor Trust or to direct the Grantor Trust Trustee to commence any Bankruptcy Event on the part of the Grantor Trust except as provided in Section 4.2(a).

(c)            The provisions of this Section 4.2 do not constitute an acknowledgement or admission by the Grantor Trust, the Grantor Trust Trustee, the Grantor Trust Certificateholders or any creditor of the Grantor Trust that the Grantor Trust is eligible to be a debtor under the Bankruptcy Code.

SECTION 4.3. Restrictions on Grantor Trust Certificateholders’ Power. The Grantor Trust Certificateholders shall not direct the Grantor Trust Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Grantor Trust or the Grantor Trust Trustee under this Agreement or any of the Transaction Documents or would be contrary to Section 2.3, nor shall the Grantor Trust Trustee be obligated to follow any such direction, if given.

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SECTION 4.4. Acts of the Grantor Trust Certificateholders; Majority Control.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Grantor Trust Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Grantor Trust Certificateholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Grantor Trust Trustee, and, where it is hereby expressly required, to the Grantor Trust. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Grantor Trust Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Article VI) conclusive in favor of the Grantor Trust Trustee and the Grantor Trust, if made in the manner provided in this Section 4.4.

(b)            The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Grantor Trust Trustee deems sufficient.

(c)            The ownership of Grantor Trust Certificates shall be proved by the Grantor Trust Certificate Register.

(d)            Any request, demand, authorization, instruction, direction, notice, consent, waiver or other action by any Grantor Trust Certificateholder shall bind the Holder of every Grantor Trust Certificate issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Grantor Trust Trustee or the Grantor Trust in reliance thereon, whether or not notation of such action is made upon such Grantor Trust Certificate.

(e)            Except as otherwise provided herein, to the extent that there is more than one Grantor Trust Certificateholder, any action which may be taken or consent, direction or instructions which may be given by the Grantor Trust Certificateholders under this Agreement may be taken by the Majority Grantor Trust Certificateholders at the time of such action. Subject to Sections 6.3(a) and 7.1 hereof, the Grantor Trust Trustee may act at the written direction of one or more Grantor Trust Certificateholders holding in the aggregate less than 50% of the Grantor Trust Percentage Interests. To the extent the Grantor Trust Trustee is required to act at the direction of Grantor Trust Certificateholders other than the Majority Grantor Trust Certificateholders, and receives conflicting directions from Grantor Trust Certificateholders holding equal Grantor Trust Percentage Interests, it shall act in accordance with the earliest-received such direction.

ARTICLE V

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

SECTION 5.1. Application of Trust Funds. All proceeds of the Grantor Trust Estate shall be applied in accordance with the Sale and Servicing Agreement and the Indenture by the parties identified therein as having responsibility therefor. Any bank account of the Grantor Trust shall constitute part of the Grantor Trust Estate. Funds on deposit, if any, in such account, if not otherwise held uninvested, may only be invested in accordance with the Sale and Servicing Agreement and the Indenture.

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SECTION 5.2. Tax Matters.

(a)            The Administrator shall prepare and deliver, or, at the request and expense of the Administrator, the Grantor Trust Trustee shall prepare (or cause to be prepared) and the Administrator shall sign on behalf of the Grantor Trust, the Grantor Trust’s tax returns, if any, unless applicable law requires a Grantor Trust Certificateholder or the Grantor Trust Trustee to sign such documents.

(b)            The Administrator shall prepare and deliver, or, at the request of the Administrator, the Grantor Trust Trustee shall deliver (or cause to be delivered) to each Grantor Trust Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including, if applicable, a trust return on IRS Form 1041, IRS Form 1099, or reporting for widely held fixed investment trusts under Treasury Regulations Section 1.671-5) to enable each Grantor Trust Certificateholder to prepare its United States federal and state income tax returns.

SECTION 5.3. Withholding. If any withholding tax is imposed on the Grantor Trust’s payment, distribution or allocation of income to a Grantor Trust Certificateholder, such tax shall reduce the amount otherwise distributable to the Grantor Trust Certificateholder in accordance with this Section 5.3; provided that any Person with responsibility for distributing proceeds of the Grantor Trust Estate in accordance with the Sale and Servicing Agreement and the Indenture (the “Grantor Trust Paying Agent”) shall not have an obligation to withhold any such amount if and for so long as the Grantor or a U.S. Affiliate of the Grantor is the sole Grantor Trust Certificateholder. Any Grantor Trust Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Grantor Trust Certificateholders sufficient funds for the payment of any tax that is legally owed by the Grantor Trust (but such authorization shall not prevent the Grantor Trust Paying Agent from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Grantor Trust Certificateholder shall be treated as cash distributed to such Grantor Trust Certificateholder at the time it is withheld by the Grantor Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a payment, distribution or allocation of income, the Grantor Trust Paying Agent may in its sole discretion withhold such amounts in accordance with this Section 5.3.

ARTICLE VI

AUTHORITY AND DUTIES OF GRANTOR TRUST TRUSTEE

SECTION 6.1. General Authority The Grantor Trust Trustee is authorized, empowered and directed to and shall execute and deliver (i) the Transaction Documents to which the Grantor Trust is named as a party and (ii) each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Grantor Trust or the Grantor Trust Trustee is named as a party and any amendment thereto, in each case, in such form as the Administrator or the Grantor shall approve, as evidenced conclusively by the Grantor Trust Trustee’s execution thereof. In addition to the foregoing, the Grantor Trust Trustee is authorized and empowered, but shall not be obligated, to take all actions required of the Grantor Trust pursuant to the Transaction Documents. The Grantor Trust Trustee is further authorized and empowered from time to time to take such action as the Grantor, the Administrator or the Majority Grantor Trust Certificateholders direct in writing with respect to the Transaction Documents, except to the extent that this Agreement expressly requires the consent of each Grantor Trust Certificateholder for such action.

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SECTION 6.2. General Duties. It shall be the duty of the Grantor Trust Trustee to discharge (or cause to be discharged) all of its express responsibilities under this Agreement and the other Transaction Documents to which it is a party. Notwithstanding the foregoing, the Grantor Trust Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Transaction Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Grantor Trust or the Grantor Trust Trustee hereunder or under any Transaction Document, and the Grantor Trust Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement and shall have no duty to monitor the performance of the Administrator or any other Person under the Administration Agreement or any other document. The Grantor Trust Trustee shall have no obligation to administer, service or collect the Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables. No implied covenants or obligations shall be read into this Agreement or any other Transaction Document against the Grantor Trust Trustee and no right, power, authority, authorization, or discretion of the Grantor Trust Trustee shall be construed as a duty.

SECTION 6.3. Action upon Instruction.

(a)            In respect of the Grantor Trust Trustee’s or the Administrator’s management of the Grantor Trust, respectively, subject to Article IV, and in accordance with the Transaction Documents, the Grantor Trust Certificateholders may, by written instruction, direct the Grantor Trust Trustee or the Administrator in the management of the Grantor Trust. Such direction may be exercised at any time by written instruction of the Grantor Trust Certificateholders pursuant to Article IV. The Grantor Trust Trustee shall not be required to take any discretionary action to investigate or review any matter without written direction from the Majority Grantor Trust Certificateholders. Further, with respect to provisions hereunder that provide for instruction by the Grantor Trust Certificateholders, if the Grantor Trust Trustee shall have notified the Grantor Trust Certificateholders in writing of a proposed action and within ten (10) days of such notice none of the Grantor Trust Certificateholders shall have notified the Grantor Trust Trustee in writing that such Grantor Trust Certificateholder has withheld consent or provided alternative instruction, the Grantor Trust Trustee, in the place of Grantor Trust Certificateholder instruction hereunder, may accept and rely on written instruction of the Administrator. If subsequently the Grantor Trust Trustee receives alternative written instruction from the Grantor Trust Certificateholders, such subsequent instruction shall control, unless the Grantor Trust Trustee has already acted at the instruction of the Administrator with respect to such matter.

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(b)            The Grantor Trust Trustee shall not be required to take any action hereunder or under any Transaction Document if the Grantor Trust Trustee shall have reasonably determined or been advised by counsel that such action is likely to result in liability on the part of the Grantor Trust Trustee or is contrary to the terms hereof or of any Transaction Document or is otherwise contrary to law.

(c)            Whenever the Grantor Trust Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Transaction Document or is unsure as to the application of any provision of this Agreement or any Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Grantor Trust Trustee or is silent or is incomplete as to the course of action that the Grantor Trust Trustee is required to take with respect to a particular set of facts, or more than one methodology can be used to make any determination or calculation to be performed by the Grantor Trust Trustee hereunder, the Grantor Trust Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Grantor Trust Certificateholders requesting instruction as to the course of action to be adopted or application of such provision, and to the extent the Grantor Trust Trustee acts or refrains from acting in good faith in accordance with any written instruction of the Majority Grantor Trust Certificateholders (or, if specifically required hereunder, all Grantor Trust Certificateholders) received, the Grantor Trust Trustee shall not be liable on account of such action or inaction to any Person. If the Grantor Trust Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking any action and shall have no liability to any Person for such action or inaction. For the avoidance of doubt, the Grantor Trust Trustee shall be fully protected by the indemnification provisions applicable to it under this Agreement in connection with any action the Grantor Trust Trustee takes or refrains from taking in accordance with this Section 6.3.

SECTION 6.4. No Duties Except as Specified in this Agreement or in Instructions. The Grantor Trust Trustee shall not have any right, power, duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Grantor Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Grantor Trust or the Grantor Trust Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Grantor Trust Trustee pursuant to Section 6.3; and no implied duties (including fiduciary duties existing at law or in equity) or obligations shall be read into this Agreement or any Transaction Document against the Grantor Trust Trustee. The Grantor Trust Trustee shall have no responsibility for the preparation, correctness, accuracy, existence, or filing of any financing or continuation statement in any public office at any time or the validity, existence, perfection or maintenance of the perfection of any security interest or lien granted to it or to the Grantor Trust hereunder or under any Transaction Document, nor shall the Grantor Trust Trustee have any responsibility to monitor the performance of any collateral, or to prepare or file any tax (subject to Section 5.2(a)), qualification to do business, license, Commission or other securities law filing, or other regulatory filing or report for the Grantor Trust, or to record this Agreement or any Transaction Document. The Grantor Trust Trustee shall not be subject to the supervision of, or deemed to be an agent of, the Grantor Trust Certificateholders. Wilmington Trust nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Grantor Trust Estate that result from actions by, or claims against, Wilmington Trust that are not related to the ownership or the administration of the Grantor Trust Estate or the Grantor Trust.

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SECTION 6.5. No Action Except under Specified Documents or Instructions. The Grantor Trust Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Grantor Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Grantor Trust Trustee pursuant to this Agreement, (ii) in accordance with the Transaction Documents and (iii) in accordance with any document or instruction delivered to the Grantor Trust Trustee pursuant to Section 6.3.

SECTION 6.6. Restrictions. The Grantor Trust Trustee shall not take any action that, to the actual knowledge of a Responsible Officer of the Grantor Trust Trustee, (a) is inconsistent with the purposes of the Grantor Trust set forth in Section 2.3 or (b) would (i) affect the treatment of the Notes as indebtedness for United States federal income, state and local income, franchise and value added tax purposes, (ii) be deemed to cause a taxable exchange of the Notes for United States federal income or state income or franchise tax purposes or (iii) cause the Grantor Trust or any portion thereof to fail to be treated as a grantor trust or to be treated as an association or publicly traded partnership taxable as a corporation for United States federal income, state and local income or franchise and value added tax purposes or (c) be contrary to applicable law. None of the Grantor Trust Certificateholders, the Administrator, the Servicer nor the Grantor shall direct the Grantor Trust Trustee to take action that would violate the provisions of this Section 6.6. Notwithstanding anything herein to the contrary, the Grantor Trust Trustee shall not have the power to acquire, purchase or invest any property or other assets of the Grantor Trust or take any other action to the extent such action would constitute a power under this Agreement to vary the investment of the Grantor Trust within the meaning of Section 301.7701-4(c) of the Treasury Regulations. The Grantor Trust Trustee shall be permitted to take such actions with, and only with, the prior written direction of the Administrator.

ARTICLE VII

CONCERNING GRANTOR TRUST TRUSTEE

SECTION 7.1. Acceptance of Trusts and Duties.

(a)            The Grantor Trust Trustee accepts the trusts hereby created and agrees to perform its express duties hereunder with respect to such trusts but only upon the terms of this Agreement. To the fullest extent permitted by law, neither the Grantor Trust Trustee nor any of its officers, directors, employees, agents or affiliates shall have any implied duties (including fiduciary duties) or liabilities otherwise existing at law or in equity with respect to the Grantor Trust, which implied duties and liabilities are hereby eliminated. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Grantor Trust Trustee shall be subject to the provisions of this Article. The Grantor Trust Trustee also agrees to disburse all moneys actually received by it constituting part of the Grantor Trust Estate upon the terms of the Transaction Documents and this Agreement. The Grantor Trust Trustee shall not be personally liable or accountable hereunder or under any Transaction Document under any circumstances notwithstanding anything herein or in the Transaction Documents to the contrary, except for losses to the extent arising from (i) its own willful misconduct, bad faith or gross negligence in the performance of its express duties hereunder, (ii) the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by Wilmington Trust, in its individual capacity or (iii) the failure of Wilmington Trust to perform obligations expressly undertaken by it in the last sentence of Section 6.4, in each case as determined by a court of competent jurisdiction or otherwise agreed by the Servicer and Wilmington Trust. In particular, but not by way of limitation (and subject to the exemptions set forth in the preceding sentence):

(1)            The Grantor Trust Trustee shall not be liable for any action taken, or error of judgment made in good faith by any officer or employee of the Grantor Trust Trustee.

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(2)            The Grantor Trust Trustee shall not be personally liable for the payment of any tax imposed on the Grantor Trust or amounts that are includable in the federal gross income of the Grantor Trust Certificateholders.

(3)            No provision of this Agreement or any Transaction Document shall require the Grantor Trust Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of the Grantor Trust Trustee’s duties, obligations, rights, authority, authorization or powers hereunder.

(4)            The Grantor Trust Trustee shall not be liable with respect to any action taken or omitted to be taken by the Grantor Trust Certificate Registrar (if not the Grantor Trust Trustee) or by the Grantor Trust, the Grantor, the Administrator, the Indenture Trustee, the Servicer or any other Person, and the Grantor Trust Trustee shall not be liable for monitoring, performing or supervising the performance of any obligations or duties under this Agreement, the Administration Agreement, the Sale and Servicing Agreement or the Indenture, or under any other document contemplated hereby or thereby, which are to be performed by the Grantor Trust, the Grantor, the Grantor Trust Certificate Registrar, the Administrator, the Owner Trustee, the Indenture Trustee, the Servicer or any other Person under such documents and may conclusively assume performance of the same absent written notice to the contrary received by a Responsible Officer of the Grantor Trust Trustee.

(5)            The Grantor Trust Trustee shall not be responsible for or in respect of the recitals herein, the validity, sufficiency or enforceability of this Agreement, the Notes or the Grantor Trust Certificates or for the due execution hereof by the Grantor or for the form, character, genuineness, sufficiency, value or validity of the Grantor Trust Estate or for or in respect of the validity, sufficiency or enforceability of the Transaction Documents, the Notes or the Grantor Trust Certificates or any other document contemplated hereby or thereby to which the Grantor Trust Trustee is not a party in its individual capacity.

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(6)            Notwithstanding anything contained herein or in any of the Transaction Documents to the contrary, the Grantor Trust Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Grantor Trust Trustee; or (iii) subject the Grantor Trust Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Grantor Trust Trustee contemplated hereby.

(7)            The Grantor Trust Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Majority Grantor Trust Certificateholders, the Servicer, the Grantor or the Administrator.

(8)            The Grantor Trust Trustee shall not be under any duty to exercise any of the rights, authority or powers vested in it by this Agreement, or to institute, conduct or defend any investigation, proceeding or litigation under this Agreement or otherwise or in relation to this Agreement or any Transaction Document, at the request, order or written direction of the Grantor Trust Certificateholders, unless such Grantor Trust Certificateholders have offered to provide to the Grantor Trust Trustee (including in its individual capacity), to the extent requested by the Grantor Trust Trustee, security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Grantor Trust Trustee (as such or in its individual capacity) therein or thereby. The permissive right of the Grantor Trust Trustee to perform any discretionary act or exercise any privilege enumerated in this Agreement or in any other Transaction Document shall not be construed as a duty. The Grantor Trust Trustee shall not be liable for the performance of any discretionary act enumerated in this Agreement or in any other Transaction Document other than for its own gross negligence, bad faith or willful misconduct in the performance of any such act.

(9)            Any funds deposited with the Grantor Trust Trustee hereunder may be held in a non-interest bearing account, and the Grantor Trust Trustee shall not be liable for any interest thereon or for any loss as a result of the investment thereof at the direction of the Grantor Trust Certificateholders or any other Person.

(10)          The Grantor Trust Trustee shall not be deemed to have actual knowledge of, and, to the extent required hereunder to act, shall not be required to act upon (including the sending of any notice), any fact or event including any Event of Default or Servicer Replacement Event unless a Responsible Officer of the Grantor Trust Trustee has received written notice of such fact or event and such notice references the Grantor Trust or this Agreement. The Grantor Trust Trustee shall not be deemed to have actual or constructive knowledge of publicly available information or information contained in monthly distribution reports or other reports delivered under the Transaction Documents (other than any reports the Grantor Trust Trustee is expressly required to review pursuant to the terms hereof). Knowledge or information acquired by Wilmington Trust in its capacity as the Grantor Trust Trustee hereunder shall not be imputed to Wilmington Trust in any other role which it may have under any other Transaction Document or under any other document, nor shall it be imputed to any affiliate, line of business or other division of Wilmington Trust (and vice versa).

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(b)            Under no circumstances shall the Grantor Trust Trustee be personally liable hereunder or under any other Transaction Document for any indebtedness of the Grantor Trust.

(c)            Under no circumstance shall the Grantor Trust Trustee be liable for any representation, warranty, covenant, or obligation or indebtedness of the Grantor Trust or any other Person hereunder or under the other Transaction Documents or any other agreement, document or certificate contemplated by the foregoing.

(d)            In no event shall the Grantor Trust Trustee be liable for any damages in the nature of punitive, special, indirect or consequential damages however styled, including lost profits, or for losses due to forces beyond the control of the Grantor Trust Trustee, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, epidemics or pandemics, quarantines, or shelter-in-place or any similar directive, guidance, policy or other action by any Governmental Authority and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services provided to the Grantor Trust Trustee; it being understood that the Grantor Trust Trustee shall use reasonable efforts which are consistent with accepted practice in the banking industry to resume performance as soon as practicable under the circumstances.

(e)            In the event of the engagement of any accountants or other professionals hereunder or pursuant hereto including in connection with the performance of any agreed upon procedures or any audit related to the activities of the Grantor Trust, the Grantor Trust Trustee shall not be liable for any claims, liabilities or expenses relating to such accountants’ or other professionals’ engagement or any report issued in connection with such engagement. Dissemination of any such report other than pursuant to the Transaction Documents or applicable law is subject to the consent of the accountants or other professionals.

(f)            The Grantor Trust Trustee shall not be personally liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Article IV or Section 6.3 hereof.

(g)            Subject to Section 5.1, monies received by the Grantor Trust Trustee hereunder need not be segregated in any manner except to the extent required by law or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Grantor Trust Trustee shall not be personally liable for any interest thereon.

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SECTION 7.2. Notice of Events of Default and Servicer Replacement Event. The Grantor Trust Trustee shall promptly upon receipt of a list of Grantor Trust Certificateholders from the Grantor Trust Certificate Registrar give notice to the Administrator and each Grantor Trust Certificateholder of any (a) Event of Default of which a Responsible Officer of the Grantor Trust Trustee has been provided written notice pursuant to Section 6.5 of the Indenture and (b) Servicer Replacement Event of which a Responsible Officer of the Grantor Trust Trustee has been provided written notice pursuant to Section 7.1 of the Sale and Servicing Agreement. The Grantor Trust Trustee shall have no duty to investigate, verify or take any action to determine whether any Event of Default or Servicer Replacement Event has in fact occurred and shall have no duty to make any determination as to the materiality of any fact, matter or event, or to make any demand or claim for repurchase of Receivables. The Grantor Trust Trustee shall have no duty to enforce remedies for breaches of representations and warranties under any Transaction Document.

SECTION 7.3. Representations and Warranties. Wilmington Trust hereby represents and warrants to the Grantor for the benefit of the Grantor Trust Certificateholders, that:

(a)            It is a national banking association duly formed and validly existing under the federal laws of the United States and having an office within the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)            It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c)            This Agreement constitutes a legal, valid and binding obligation of the Grantor Trust Trustee, enforceable against the Grantor Trust Trustee in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of banks generally and to equitable limitations on the availability of specific remedies.

(d)            Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Grantor Trust Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws.

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SECTION 7.4. Reliance; Advice of Counsel.

(a)            The Grantor Trust Trustee may conclusively rely on and shall incur no personal liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Grantor Trust Trustee shall not be responsible for the content or accuracy of any such document provided to the Grantor Trust Trustee and need not investigate, evaluate, verify or re-calculate or independently determine the accuracy of any report, certificate, information, statement, representation or warranty or any fact of matter stated in any such document and may conclusively rely as to the truth of the statements, facts (including the correctness of any numbers or calculations) and the correctness of the opinions expressed therein. The Grantor Trust Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Grantor Trust Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other Authorized Officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Grantor Trust Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. Prior to taking or refraining from taking any action hereunder, the Grantor Trust Trustee shall be entitled to request, receive, rely upon and act in accordance with, officer’s certificates or opinions of counsel provided at the expense of the party requesting the Grantor Trust Trustee to take such action or inaction.

(b)            In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Transaction Documents, the Grantor Trust Trustee (i) may act directly or through agents or attorneys, custodians or nominees, but the Grantor Trust Trustee shall not be personally liable for the conduct or misconduct of such agents, custodians, nominees (including Persons acting under a power of attorney) or attorneys selected in good faith and (ii) may consult with and conclusively rely upon the advice of counsel, accountants and other skilled Persons knowledgeable in the relevant area to be selected in good faith and employed by it at the expense of the Grantor Trust. The Grantor Trust Trustee shall not be personally liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons.

(c)            In connection with the delivery of any information to the Grantor Trust Trustee by the Servicer or any other party to the Transaction Documents where the Grantor Trust Trustee is required to use such information in connection with the preparation or distribution of reports to Grantor Trust Certificateholders or other parties, the Grantor Trust Trustee is entitled to conclusively rely on the accuracy of all such information and shall not be required to investigate or reconfirm its accuracy and shall not be liable in any manner whatsoever for any errors, inaccuracies or incorrect information resulting from the use of this information.

SECTION 7.5. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created, Wilmington Trust acts solely as the Grantor Trust Trustee hereunder and not in its individual capacity and all Persons having any claim against the Grantor Trust Trustee by reason of the transactions contemplated by this Agreement or any Transaction Document shall look only to the Grantor Trust Estate for payment or satisfaction thereof.

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SECTION 7.6. The Grantor Trust Trustee May Own Notes. The Grantor Trust Trustee in its individual or any other capacity may become the owner or pledgee of Notes. The Grantor Trust Trustee may deal with the Grantor, the Indenture Trustee, the Administrator, the Underwriters and their respective Affiliates in banking transactions with the same rights as it would have if it were not the Grantor Trust Trustee, and the Grantor, the Indenture Trustee, the Administrator, the Underwriters and their respective Affiliates may maintain normal commercial banking relationships with the Grantor Trust Trustee and its Affiliates.

SECTION 7.7. Compliance with Patriot Act. In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, including the Customer Identification Program requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56 (signed into law October 26, 2001) and its implementing regulations, the Financial Crimes Enforcement Network’s (“FinCEN”) Customer Due Diligence Requirements and such other laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions (“Applicable Law”), the Grantor Trust Trustee is required to obtain, verify and record certain information relating to individuals and entities which establish or maintain a business relationship with the Grantor Trust Trustee. Accordingly, the Grantor shall cause to be provided to the Grantor Trust Trustee, upon its reasonable request from time to time such identifying information and documentation as may be available to the Grantor in order to enable the Grantor Trust Trustee to comply with Applicable Law.

ARTICLE VIII

COMPENSATION OF GRANTOR TRUST TRUSTEE

SECTION 8.1. The Grantor Trust Trustee’s Compensation. Compensation for all services rendered by Wilmington Trust under this Agreement (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall be paid to Wilmington Trust pursuant to Section 4.4(a) of the Sale and Servicing Agreement or Section 5.4(b) of the Indenture, as applicable (in either case to the extent of Available Funds available therefor), in accordance with the terms of an applicable fee letter. Wilmington Trust shall, upon its request and in accordance with an applicable fee letter, be reimbursed pursuant to Section 4.4(a) of the Sale and Servicing Agreement or Section 5.4(b) of the Indenture, as applicable (in either case to the extent of Available Funds available therefor), for all reasonable expenses, disbursements and advances incurred or made by Wilmington Trust in accordance with any provision of this Agreement (including the reasonable compensation, expenses and disbursements of such agents, experts and counsel as Wilmington Trust may employ in connection with the exercise, enforcement and performance of its rights and its duties hereunder or amendments or modifications hereto, including but not limited to expenses related to Sections 4.2 and 5.2 hereof), except any such expense that may be attributable to its willful misconduct, gross negligence (other than an error in judgment) or bad faith. To the extent not paid in full from Available Funds pursuant to Section 4.4(a) of the Sale and Servicing Agreement or Section 5.4(b) of the Indenture, as applicable (whether by application of the limitation set forth in Section 4.4(a) of the Sale and Servicing Agreement or otherwise), on or before the Payment Date following the end of the Collection Period that includes the thirtieth (30th) day after the request therefor, such fees and reasonable expenses shall be paid by the Servicer pursuant to Section 3.11 of the Sale and Servicing Agreement (without regard to such limitation). The provisions of this Section 8.1 shall survive the termination of this Agreement and the resignation or removal of the Grantor Trust Trustee.

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SECTION 8.2. Indemnification. Wilmington Trust in its individual capacity and as trustee (including as Grantor Trust Trustee) and its successors, assigns, directors, officers, employees and agents (collectively, the “Indemnified Parties”) shall be indemnified, defended and held harmless by the Grantor Trust and the Servicer, to the extent set forth below, from and against any and all loss, liability, expense, tax, penalty, damage, judgment, cost, action, suit or claim (including reasonable attorney’s fees and expenses, court costs and other legal expenses, including but not limited to those incurred in connection with the defense of any suit, claim, action or proceeding brought against the Grantor Trust or an Indemnified Party, or in connection with any suit, claim, action or proceeding brought by an Indemnified Party for enforcement (including enforcement of its indemnification rights) or otherwise against the Grantor, the Servicer or any other Person under the Transaction Documents) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against Wilmington Trust in its individual capacity and as trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the other Transaction Documents, the Grantor Trust Estate, the administration of the Grantor Trust Estate or the action or inaction of Wilmington Trust hereunder or the enforcement of their respective rights (including indemnification rights) under the Transaction Documents; provided, however, that indemnification from and against any of the foregoing Expenses shall not be required if determined by a court of competent jurisdiction or otherwise agreed by the Servicer and Wilmington Trust to be arising or resulting from (i) Wilmington Trust’s own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by Wilmington Trust in its individual capacity, (iii) liabilities arising from the failure of Wilmington Trust to perform obligations expressly undertaken by it in the last sentence of Section 6.4 or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Grantor Trust Trustee in its individual capacity and, until such determination, any such Indemnified Party shall be entitled to indemnification hereunder. Indemnification amounts payable hereunder shall be paid pursuant to Section 4.4(a) of the Sale and Servicing Agreement or Section 5.4(b) of the Indenture, as applicable (in either case to the extent of Available Funds available therefor). To the extent not paid in full in accordance with the preceding sentence (whether by application of the limitation set forth in Section 4.4(a) of the Sale and Servicing Agreement or otherwise) on or before the Payment Date following the end of the Collection Period that includes the thirtieth (30th) day after the request therefor, such indemnification shall be paid by the Servicer pursuant to Section 3.11 of the Sale and Servicing Agreement (without regard to such limitation). The provisions of this Section 8.2 shall survive the termination of the Grantor Trust, the termination of this Agreement and the resignation or removal of the Grantor Trust Trustee.

SECTION 8.3. Payments to the Grantor Trust Trustee. Any amounts paid to the Grantor Trust Trustee pursuant to this Article VIII and the Sale and Servicing Agreement or the Indenture shall be deemed not to be a part of the Grantor Trust Estate immediately after such payment. The provisions of this Section 8.3 shall survive the termination of the Grantor Trust, the termination of this Agreement and the resignation or removal of the Grantor Trust Trustee.

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ARTICLE IX

TERMINATION OF TRUST AGREEMENT

SECTION 9.1. Dissolution of Grantor Trust. The Grantor Trust shall wind up and dissolve upon the latest of (1) satisfaction and discharge of the Indenture, (2) the Optional Purchase of the Grantor Trust Estate pursuant to the Receivables Contribution Agreement or (3) the final distribution from the Collection Account established pursuant to Section 4.1(a)(i) of the Sale and Servicing Agreement. The bankruptcy, liquidation, dissolution, death or incapacity of a Grantor Trust Certificateholder shall not (x) operate to terminate this Agreement or the Grantor Trust, nor (y) entitle such Grantor Trust Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Grantor Trust or Grantor Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(a)            Upon receipt of written notice from the Servicer of any dissolution and termination of the Grantor Trust, specifying the Payment Date upon which Grantor Trust Certificateholders shall surrender their Grantor Trust Certificates to the Grantor Trust Certificate Registrar for payment of the final distribution and cancellation, and if the Grantor Trust Certificate Registrar is notified of a redemption of the Notes by the Administrator or the Grantor Trust pursuant to Section 10.1(c) of the Indenture, the Grantor Trust Certificate Registrar shall mail such notice to the Grantor Trust Certificateholders within five (5) Business Days of the Grantor Trust Certificate Registrar’s receipt of such notice from the Servicer, Grantor Trust or Administrator. Each such notice to a Grantor Trust Certificateholder shall state the Payment Date upon or with respect to which the Grantor Trust Certificates shall be surrendered at the office of the Grantor Trust Certificate Registrar therein designated. The Grantor Trust Certificate Registrar shall give such notice to the Grantor Trust Trustee (if other than the Grantor Trust Certificate Registrar) at the time such notice is given to Grantor Trust Certificateholders. Upon presentation and surrender of each Grantor Trust Certificate, the Grantor Trust Trustee, at the written direction of the Administrator, shall cause to be distributed to such Grantor Trust Certificateholders, subject to Section 3808 of the Statutory Trust Statute, amounts distributable on such Payment Date pursuant to Article V hereof.

(b)            In the event that any of the Grantor Trust Certificateholders shall not surrender their Grantor Trust Certificates for cancellation within six (6) months after the date specified in the above-mentioned written notice such Grantor Trust Certificates shall be deemed cancelled.

SECTION 9.2. Termination of Trust Agreement. Upon dissolution of the Grantor Trust, the Administrator shall wind up the business and affairs of the Grantor Trust as required by Section 3808 of the Statutory Trust Statute. Upon the satisfaction and discharge of the Indenture, and receipt of a certificate from the Indenture Trustee stating that all Noteholders have been paid in full and that the Indenture Trustee is aware of no claims remaining against the Grantor Trust in respect of the Indenture and the Notes, the Administrator, in the absence of actual knowledge of any other claim against the Grantor Trust, shall be deemed to have made reasonable provision to pay all claims and obligations (including conditional, contingent or unmatured obligations) for purposes of Section 3808(e) of the Statutory Trust Statute. The Grantor Trust Trustee, upon surrender of the outstanding Grantor Trust Certificates, shall distribute the remaining Grantor Trust Estate (if any) in accordance with Article V hereof and, at the written direction and expense of the Administrator, the Grantor Trust Trustee shall cause the Grantor Trust Certificate of Trust to be cancelled by executing and filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute, at which time the Grantor Trust shall terminate and this Agreement (other than Article VIII) shall be of no further force or effect.

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SECTION 9.3. Limitations on Termination. Except as provided in Section 9.1, neither the Grantor nor the Grantor Trust Certificateholders shall be entitled to revoke or terminate the Grantor Trust.

ARTICLE X

SUCCESSOR GRANTOR TRUST TRUSTEES AND ADDITIONAL
GRANTOR TRUST TRUSTEES

SECTION 10.1. Eligibility Requirements for the Grantor Trust Trustee. The Grantor Trust Trustee shall at all times be a Person (i) authorized to exercise corporate trust powers, (ii) having a combined capital and surplus of at least $50,000,000 and (iii) subject to supervision or examination by Federal or state authorities. If such Person shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.1, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Grantor Trust Trustee shall at all times be a Person satisfying the provisions of Section 3807(a) of the Statutory Trust Statute. In case at any time the Grantor Trust Trustee shall cease to be eligible in accordance with the provisions of this Section 10.1, the Grantor Trust Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

SECTION 10.2. Resignation or Removal of the Grantor Trust Trustee. The Grantor Trust Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Grantor, the Administrator, the Servicer, the Indenture Trustee and the Grantor Trust Certificateholders. Upon receiving such notice of resignation, the Grantor and the Administrator, acting jointly, shall promptly appoint a successor Grantor Trust Trustee which satisfies the eligibility requirements set forth in Section 10.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Grantor Trust Trustee and one copy to the successor Grantor Trust Trustee. If no successor Grantor Trust Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Grantor Trust Trustee may petition any court of competent jurisdiction for the appointment of a successor Grantor Trust Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Grantor Trust Trustee from any obligations otherwise imposed on it under the Transaction Documents until such successor has in fact assumed such appointment.

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If at any time the Grantor Trust Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Grantor or the Administrator, or if at any time the Grantor Trust Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Grantor Trust Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Grantor Trust Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Grantor or the Administrator may remove the Grantor Trust Trustee. If the Grantor or the Administrator shall remove the Grantor Trust Trustee under the authority of the immediately preceding sentence, the Grantor and the Administrator, acting jointly, shall promptly appoint a successor Grantor Trust Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Grantor Trust Trustee so removed and one copy to the successor Grantor Trust Trustee and shall pay all fees owed to the outgoing Grantor Trust Trustee.

Any resignation or removal of the Grantor Trust Trustee and appointment of a successor Grantor Trust Trustee pursuant to any of the provisions of this Section 10.2 shall not become effective until acceptance of appointment by the successor Grantor Trust Trustee pursuant to Section 10.3 and payment of all fees, expenses and indemnities (including any attorneys’ fees and other legal costs and expenses incurred in connection with any petition for appointment of a successor Grantor Trust Trustee) owed to the outgoing Grantor Trust Trustee. The Grantor shall provide (or shall cause to be provided) notice of such resignation or removal of the Grantor Trust Trustee to each of the Rating Agencies.

SECTION 10.3. Successor Grantor Trust Trustee. Any successor Grantor Trust Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Grantor, the Administrator and to its predecessor Grantor Trust Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Grantor Trust Trustee shall become effective and such successor Grantor Trust Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as the Grantor Trust Trustee. The predecessor Grantor Trust Trustee shall upon payment of its fees and expenses deliver to the successor Grantor Trust Trustee all documents and statements and monies held by it under this Agreement; and the Grantor and the predecessor Grantor Trust Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Grantor Trust Trustee all such rights, powers, duties and obligations.

No successor Grantor Trust Trustee shall accept appointment as provided in this Section 10.3 unless at the time of such acceptance such successor Grantor Trust Trustee shall be eligible pursuant to Section 10.1.

Upon acceptance of appointment by a successor Grantor Trust Trustee pursuant to this Section 10.3, the Grantor shall mail (or shall cause to be mailed) notice of the successor of such Grantor Trust Trustee to the Grantor Trust Certificateholders, Indenture Trustee, the Noteholders and each of the Rating Agencies. If the Grantor shall fail to mail (or cause to be mailed) such notice within ten (10) days after acceptance of appointment by the successor Grantor Trust Trustee, the successor Grantor Trust Trustee shall cause such notice to be mailed at the expense of the Grantor. Any successor Grantor Trust Trustee appointed pursuant to this Section 10.3 shall promptly file an amendment to the Grantor Trust Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Grantor Trust Trustee in the State of Delaware.

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SECTION 10.4. Merger or Consolidation of the Grantor Trust Trustee. Any Person into which the Grantor Trust Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Grantor Trust Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Grantor Trust Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Grantor Trust Trustee hereunder; provided that such Person shall be eligible pursuant to Section 10.1; and provided further that the Grantor Trust Trustee shall file an amendment to the Grantor Trust Certificate of Trust, if required by applicable law, and mail notice of such merger or consolidation to the Grantor and the Administrator.

SECTION 10.5. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of avoiding conflicts of interests or enforcement actions, meeting any legal requirements of any jurisdiction in which any part of the Grantor Trust Estate may at the time be located or other jurisdictional issues, or for such other purposes as may arise, the Grantor and the Grantor Trust Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Grantor Trust Trustee to act as co-trustee, jointly with the Grantor Trust Trustee, or separate trustee or separate trustees, of all or any part of the Grantor Trust Estate, and to vest in such Person, in such capacity, such title to the Grantor Trust Estate, or any part thereof, and, subject to the other provisions of this Section 10.5, such powers, duties, obligations, rights and trusts as the Grantor and the Grantor Trust Trustee may consider necessary or desirable. If the Grantor shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request to do so, the Grantor Trust Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)  all rights, powers, duties and obligations conferred or imposed upon the Grantor Trust Trustee may be conferred upon and exercised or performed by such separate trustee singly or by the Grantor Trust Trustee and such co-trustee jointly (it being understood that such co-trustee is not authorized to act separately without the Grantor Trust Trustee joining in such act, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Grantor Trust Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Grantor Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such co-trustee, but solely at the direction of the Administrator);

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(ii)  no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii) the Grantor and the Grantor Trust Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Grantor Trust Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Grantor Trust Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Grantor Trust Trustee. Each such instrument shall be filed with the Grantor Trust Trustee and copies thereof given to the Grantor and the Administrator.

If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in the Grantor Trust Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. The Grantor Trust Trustee shall have no obligation to determine whether a co-trustee or separate trustee is legally required in any jurisdiction in which any part of the Grantor Trust Estate may be located. The Grantor Trust Trustee shall not have any responsibility or liability for or with respect to, and shall not be required to supervise or monitor, any separate trustee or co-trustee duly appointed hereunder unless otherwise expressly required by the instrument of appointment.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1. Amendments.

(a)            Any term or provision of this Agreement may be amended by the Grantor and the Grantor Trust Trustee, at the written direction of the Administrator, without the consent of the Indenture Trustee, any Noteholder, any Certificateholder, any Grantor Trust Certificateholder, the Grantor Trust or any other Person subject to the satisfaction of one of the following conditions:

(i)   the Grantor (or the Administrator on its behalf) delivers an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii)  the Rating Agency Condition is satisfied with respect to such amendment and the Grantor notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

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(b)            This Agreement may also be amended from time to time by the Grantor and the Grantor Trust Trustee, at the written direction of the Administrator, with the consent of the Noteholders evidencing not less than a majority of the Note Balance of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary to obtain the consent of the Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Depository Agreement. For purposes of this Section 11.1, if BAC and/or its Affiliates is the Holder of Notes representing 100% of the Note Balance of the Outstanding Notes, such Person (or Persons) may consent to such amendment on behalf of the Noteholders. In determining whether BAC and/or its Affiliates is the Holder of Notes representing 100% of the Note Balance of the Outstanding Notes for purposes of the preceding sentence, any party shall be entitled to rely on an Officer’s Certificate or similar certification of BAC or any Affiliate thereof to such effect.

(c)            Any term or provision of this Agreement may also be amended from time to time by the Grantor and the Grantor Trust Trustee, at the written direction of the Administrator, for the purpose of conforming the terms of this Agreement to the description thereof in the Prospectus or, to the extent not contrary to the Prospectus, to the description thereof in an offering memorandum with respect to the 144A Notes or the Certificates without the consent of the Indenture Trustee, any Noteholder, any Certificateholder, the Owner Trustee or any other Person; provided, however, that the Grantor shall provide written notification of such amendment to the Indenture Trustee and promptly after execution of any such amendment, the Grantor (or the Administrator on its behalf) shall furnish a copy of such amendment to the Indenture Trustee.

(d)            Prior to the execution of any amendment pursuant to this Section 11.1, the Grantor shall provide written notification of the substance of such amendment to each Rating Agency and the Indenture Trustee; and promptly after the execution of any such amendment, the Grantor shall furnish a copy of such amendment to each Rating Agency and the Indenture Trustee; provided, that no amendment pursuant to this Section 11.1 shall be effective which adversely affects the rights, protections or duties of the Indenture Trustee, the Owner Trustee or the Grantor Trust Certificate Registrar without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed).

(e)            Prior to the execution of any amendment, waiver or modification to this Agreement, the Grantor Trust Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment, waiver or modification is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment, waiver or modification have been satisfied. The Grantor Trust Trustee may, but shall not be obligated to, enter into any such amendment, waiver or modification which affects the Grantor Trust Trustee’s own rights, duties or immunities under this Agreement, and no such amendment, waiver or modification which affects the Grantor Trust Trustee’s own rights, duties or immunities under this Agreement shall be binding on the Grantor Trust Trustee (as such or in its individual capacity) unless the Grantor Trust Trustee shall have expressly consented thereto in writing.

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(f)            Notwithstanding subsections (a), (b) and (c) of this Section 11.1, this Agreement may only be amended by the Grantor and the Grantor Trust Trustee, at the written direction of the Administrator, if (i) the Majority Certificateholders, or, if 100% of the aggregate Grantor Trust Percentage Interests is then beneficially owned by BAC and/or its Affiliates, such Person (or Persons) consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Grantor or an Opinion of Counsel delivered to the Indenture Trustee, the Grantor Trust Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders. In determining whether 100% of the aggregate Grantor Trust Percentage Interests is then beneficially owned by BAC and/or its Affiliates for purposes of clause (i) of this subsection (f), any party shall be entitled to rely on an Officer’s Certificate or similar certification of BAC or any Affiliate thereof to such effect. For the avoidance of doubt, no consent of the Certificateholders or delivery of any such Officer’s Certificate or Opinion of Counsel contemplated in clause (ii) of this subsection (f) shall be required in connection with an amendment to this Agreement pursuant to subsection (c) of this Section 11.1.

(g)           Notwithstanding anything herein to the contrary, for purposes of classifying the Issuer as other than a corporation and the Grantor Trust as a grantor trust under the Code, without the consent of all of the Noteholders and all of the Certificateholders, no amendment shall be made to this Agreement that would cause the Issuer or the Grantor Trust (or any part thereof) to be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes, or the Issuer or the Grantor Trust to be treated as engaged in the conduct of a trade or business within the United States, or the Grantor Trust (or any part thereof) to be classified as other than a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code.

SECTION 11.2. No Legal Title to Grantor Trust Estate in Grantor Trust Certificateholders. The Grantor Trust Certificateholders shall not have legal title to any part of the Grantor Trust Estate. A Grantor Trust Certificateholder shall be entitled to receive distributions with respect to its undivided Grantor Trust Percentage Interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of a Grantor Trust Certificateholder to and in its ownership interest in the Grantor Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Grantor Trust Estate.

SECTION 11.3. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Grantor Trust Trustee, the Grantor, the Administrator, the Grantor Trust Certificateholders and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Grantor Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

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SECTION 11.4. Notices.

(a)            All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by facsimile or by electronic transmission (if an applicable facsimile or e-mail address is provided on Schedule I to the Sale and Servicing Agreement), and addressed in each case as specified on Schedule I to the Sale and Servicing Agreement or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto.  Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.

(b)            Any notice required or permitted to be given to a Grantor Trust Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Grantor Trust Certificateholder as shall be designated by such party in a written notice to each other party.  Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not such Grantor Trust Certificateholder or Noteholder, as applicable, receives such notice.

SECTION 11.5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.6. Separate Counterparts and Electronic Signature. This Agreement shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.  Notwithstanding the foregoing, with respect to any notice provided for in this Agreement or any instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof.

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SECTION 11.7. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Grantor, the Grantor Trust Trustee and its successors and each Grantor Trust Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Grantor Trust Certificateholders shall bind the successors and assigns of the Grantor Trust Certificateholders.

SECTION 11.8. No Petition. To the fullest extent permitted by law each of the Grantor Trust Trustee (in its individual capacity), the Grantor, each Grantor Trust Certificateholder, by accepting the Grantor Trust Certificate, and the Indenture Trustee and each Noteholder or Note Owner by accepting the benefits of this Agreement, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence, join or institute, with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. Without limiting the foregoing, in no event shall the Grantor Trust Trustee authorize, institute or join in any bankruptcy or similar Proceeding described in the preceding sentence other than in accordance with Section 4.2; provided, however, that the foregoing shall not prevent the Grantor Trust Trustee from filing a proof of claim in any such Proceeding.

SECTION 11.9. Information Request.

(a)            The Grantor Trust Trustee shall provide any information regarding the Grantor Trust in its possession reasonably requested in writing by the Servicer, the Administrator, the Grantor or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

(b)            It shall be the Administrator’s duty and responsibility, and not the Grantor Trust Trustee’s duty or responsibility, to cause the Grantor Trust to respond to, defend, participate in or otherwise act in connection with any regulatory, administrative, governmental, investigative or other proceeding or inquiry relating in any way to the trust, its assets or the conduct of its business; provided, that, the Grantor Trust Trustee hereby agrees to cooperate with the Administrator and to comply with any reasonable request made by the Administrator for the delivery of information or documents to the Administrator in the Grantor Trust Trustee’s actual possession relating to any such regulatory, administrative, governmental, investigative or other proceeding or inquiry.

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SECTION 11.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 11.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.12. Waiver of Jury Trial; Submission to Jurisdiction. Each of the parties hereto herby irrevocably and unconditionally:

(a)            submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of Delaware, the courts of the United States for the District of Delaware and appellate courts from any thereof;

(b)            consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)            agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 11.4 of this Agreement;

(d)            agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)            to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 11.13. Information to Be Provided by the Grantor Trust Trustee. The Grantor Trust Trustee shall provide the Grantor, the Seller and BAC with (i) notification, as soon as practicable and in any event within five (5) Business Days, of all demands communicated to a Responsible Officer of the Grantor Trust Trustee for the repurchase or replacement of any Receivable pursuant to Section 3.4 of the Purchase Agreement and (ii) promptly upon reasonable request by the Grantor, the Seller and BAC, any other information reasonably requested by such Person to facilitate compliance by such Persons with Rule 15Ga-1 under the Exchange Act, and Items 1104(e) and 1121(c) of Regulation AB. In no event shall the Grantor Trust Trustee be deemed to be a “securitizer” as defined in Section 15G(a) of the Exchange Act with respect to the transactions contemplated by the Transaction Documents, nor shall it have any responsibility for making any filing to be made by a securitizer under the Exchange Act or Regulation AB with respect to the transactions contemplated by the Transaction Documents.

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SECTION 11.14. Limitation of Liability of the Owner Trustee. It is expressly understood and agreed by the parties that with respect to the Grantor (a) this Agreement is executed and delivered by Wilmington Trust, not individually or personally, but solely as the Owner Trustee of the Grantor, in the exercise of the powers and authority conferred and vested in it, pursuant to this Agreement, (b) each of the representations, warranties, covenants, undertakings and agreements herein made on the part of the Grantor is made and intended not as personal representations, warranties, covenants undertakings and agreements by Wilmington Trust, but is made and intended for the purpose of binding only the Grantor, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, individually or personally, as the Owner Trustee of the Grantor, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) Wilmington Trust has made no investigation as to the accuracy or completeness of any representations or warranties made by the Grantor or any other Person in this Agreement and (e) under no circumstances shall Wilmington Trust be personally liable for the payment of any indebtedness or expenses of the Grantor, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Grantor under this Agreement or under the Grantor Trust Certificate or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Grantor.

SECTION 11.15. Dual Capacity. The parties expressly acknowledge and consent to Wilmington Trust acting in the dual capacity of Owner Trustee and in the capacity of Grantor Trust Trustee. Wilmington Trust may, in such dual capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles or other breach of duties to the extent that any such conflict of interest or breach of duty arises from the performance by Wilmington Trust of its express duties set forth in the Transaction Documents in any of such capacities, all of which defenses, claims or assertions as it relates to such conflict of interest or breach of duty, are hereby expressly waived by the other parties hereto, except in the case of gross negligence, willful misconduct or bad faith by Wilmington Trust.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Grantor Trust Trustee

By:	/s/ Nancy E. Hagner
Name:	Nancy E. Hagner
Title:	Vice President

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BRIDGECREST LENDING AUTO SECURITIZATION TRUST 2026-1

By:Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:	/s/ Nancy E. Hagner
Name:	Nancy E. Hagner
Title:	Vice President

S-2	Amended and Restated Grantor Trust Agreement
(BLAST 2026-1)

Acknowledged and Agreed with
respect to Sections 8.1 and 8.2:

BRIDGECREST ACCEPTANCE CORPORATION, as Servicer

By:	/s/ Daniel Gaudreau
Name:	Daniel Gaudreau
Title:	Treasurer

S-3	Amended and Restated Grantor Trust Agreement
(BLAST 2026-1)

EXHIBIT A

FORM OF GRANTOR TRUST CERTIFICATE

NUMBER

R-______

Principal Amount of this Grantor Trust Certificate: $[__________]

Aggregate Amount of all Grantor Trust Certificates: $100,000 (which shall be deemed to be the equivalent of 100,000 units)

Grantor Trust Percentage Interest of this Grantor Trust Certificate: [__]%

[CUSIP NO. ____________]

[ISIN ____________]

BRIDGECREST LENDING AUTO SECURITIZATION TRUST 2026-1

GRANTOR TRUST CERTIFICATE

THIS GRANTOR TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS, PURSUANT TO AN EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO.

(This Grantor Trust Certificate does not represent an interest in or obligation of Bridgecrest Auto Funding LLC, Bridgecrest Acceptance Corporation or any of their respective Affiliates, except to the extent described below.)

THIS GRANTOR TRUST CERTIFICATE IS NOT NEGOTIABLE.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE SOLE GRANTOR TRUST CERTIFICATEHOLDER SHALL BE THE GRANTOR.

THE holder of this GRANTOR TRUST certificate represents and warrants that it is a “United States Person” as defined in section 7701(a)(30) of the Code and will provide the Underlying Trust and any relevant intermediary with a correct, complete and properly executed Internal Revenue Service Form W-9 (or applicable successor form). If THE holder of this GRANTOR TRUST certificate (OTHER THAN THE INITIAL HOLDER) fails to provide the Underlying Trust and any relevant intermediary with the properly completed and signed tax certifications specified above, the acquisition of its interest in this GRANTOR TRUST CERTIFICATE shall be void ab initio.

THIS CERTIFIES THAT _______________________________ is the registered owner of a ___% nonassessable, fully-paid, Grantor Trust Percentage Interest in the Grantor Trust Estate of BRIDGECREST LENDING AUTO SECURITIZATION GRANTOR TRUST 2026-1, a Delaware statutory trust (the “Grantor Trust”) formed by BRIDGECREST LENDING AUTO SECURITIZATION TRUST 2026-1, a Delaware statutory trust, as depositor (the “Grantor ”).

A-1	Amended and Restated Grantor Trust Agreement
(BLAST 2026-1)

The Grantor Trust was created pursuant to a trust agreement dated as of December 2, 2025 (as amended and restated as of January 28, 2026, the “Grantor Trust Agreement”), between the Grantor and Wilmington Trust, National Association, as grantor trust trustee (the “Grantor Trust Trustee”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Sale and Servicing Agreement, dated as of January 28, 2026, between the Grantor, the Grantor Trust, Bridgecrest Auto Funding LLC, as seller, Bridgecrest Acceptance Corporation, as Servicer, and Computershare Trust Company, National Association, as Standby Servicer and as Indenture Trustee, as the same may be amended or supplemented from time to time.

This Grantor Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Grantor Trust Agreement, to which Grantor Trust Agreement the holder of this Grantor Trust Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The provisions and conditions of the Grantor Trust Agreement are hereby incorporated by reference as though set forth in their entirety herein.

THIS GRANTOR TRUST CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

By accepting this Grantor Trust Certificate, the Grantor Trust Certificateholder hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence, join or institute, with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

It is the intention of the parties to the Grantor Trust Agreement that, solely for United States federal income or state and local income, franchise and value added tax purposes, the Grantor Trust will be a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code. By accepting this Grantor Trust Certificate, the Grantor Trust Certificateholder agrees to take no action inconsistent with the foregoing intended tax treatment.

A-2	Amended and Restated Grantor Trust Agreement
(BLAST 2026-1)

By accepting this Grantor Trust Certificate, the Grantor Trust Certificateholder acknowledges that this Grantor Trust Certificate represents a Grantor Trust Percentage Interest in the Grantor Trust only and does not represent interests in or obligations of the Grantor, the Servicer, the Administrator, the Grantor Trust Trustee, the Indenture Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated in this Grantor Trust Certificate, the Grantor Trust Agreement or any other Transaction Document.

This Grantor Trust Certificate has been executed by Wilmington Trust, National Association, not in its individual capacity, but solely in its capacity as Grantor Trust Trustee, and in no event shall Wilmington Trust, National Association in its individual capacity or as Grantor Trust Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Grantor Trust or any other Person hereunder or other documents delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Grantor Trust. For all purposes of this Grantor Trust Certificate, in the performance of any duties or obligations of the Grantor Trust Trustee hereunder, the Grantor Trust Trustee shall be entitled to the benefits of the terms and provisions of the Trust Agreement.

A-3	Amended and Restated Grantor Trust Agreement
(BLAST 2026-1)

IN WITNESS WHEREOF, the Grantor Trust has caused this Grantor Trust Certificate to be duly executed.

BRIDGECREST LENDING AUTO SECURITIZATION GRANTOR TRUST 2026-1

By:	Wilmington Trust, National Association, not in its individual capacity, but solely as Grantor Trust Trustee

By:
Name:
Title:

A-4	Amended and Restated Grantor Trust Agreement
(BLAST 2026-1)

GRANTOR TRUST CERTIFICATE REGISTRAR’S CERTIFICATE OF AUTHENTICATION

This is the Grantor Trust Certificate referred to in the within-mentioned Grantor Trust Agreement.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Grantor Trust Certificate Registrar

By:
Name:
Title:

A-5	Amended and Restated Grantor Trust Agreement
(BLAST 2026-1)

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[__________________]

(Please print or type name and address, including postal zip code, of assignee)

the within Grantor Trust Certificate, (Asset Backed Grantor Trust Certificate No. R-__ issued by Bridgecrest Lending Auto Securitization Grantor Trust 2026-1), and all rights thereunder, hereby irrevocably constituting and appointing

_____________________________________Attorney to transfer said Grantor Trust Certificate on the books of the Grantor Trust Certificate Registrar, with full power of substitution in the premises

Dated: ___________________, 20[__]

[ ]

By:
Name:
Title:

Guaranteed:

_____________________________________

[*NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Grantor Trust Certificate in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Grantor Trust Certificate Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Grantor Trust Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.]

A-6	Amended and Restated Grantor Trust Agreement
(BLAST 2026-1)